SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

				         CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)
October  16  , 1997.


                         SHOPSMITH, INC.

(Exact name of registrant as specified in its charter)


      OHIO                     0-9318                       31-0811466
 (State or other jurisdiction	(Commission File Number) (I.R.S. Employer
   of incorporation)                                identification number)








6530 POE AVENUE, DAYTON, OHIO                                 45414
(Address of principal executive offices)






Registrant's telephone number, including area code (937) 898-6070




                        NOT APPLICABLE
      (Former name or address, if changed since last report)

Item 5.   Other Events.

On October 16, 1997, Shopsmith, Inc. issued the following press release announcing the approval of a share repurchase program:

	SHOPSMITH DIRECTORS APPROVE REPURCHASE OF 200,000 SHARES

Dayton, OH - Shopsmith, Inc. today announced that its Board of Directors has approved the repurchase of up to 200,000 Common Shares of the Company in market and other transactions from time to time. Repurchase transactions will be at the discretion of the Company.

Commenting on the repurchase program, John R. Folkerth, Shopsmith's CEO, stated that "The repurchase program will offset in part the issuance of shares under the Company's stock option plans."

Shopsmith currently has 2,664,375 Common Shares outstanding.

Shopsmith is a leader in the production and marketing of quality multipurpose woodworking tools. The Company markets abut 450 products in the U.S. through traveling demonstration and mail order sales.

	SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            	       SHOPSMITH, INC.


Date: October 17, 1997		       By /s/William C. Becker
                                        William C. Becker
                                        Vice President of Finance
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